Exhibit 10(6)


                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT entered into and effective this _____ day of ________________, 1996, by and between Citizens National Bank (the "Bank") and Robert Hoban (the "Employee"). The parties agree, however, that the "Effective Date" of this Agreement shall be January 1, 1996.

         WHEREAS, the Employee has heretofore been employed by the Bank as its President and has performed valuable services for the Bank; and

         WHEREAS, the Board of Directors of the Bank believes it is in the best interests of the Bank to enter into this Agreement with the Employee in order to assure continuity of management of the Bank and to reinforce and encourage the continued attention and dedication of the Employee to his assigned duties; and

         WHEREAS, the parties desire by this writing to set forth the continuing employment relationship of the Bank and the Employee.

         NOW, THEREFORE, it is AGREED as follows:

     1. Employment. The Employee is employed as the President of the Bank. The Employee shall render such administrative and management services for the Bank as are currently rendered and as are customarily performed by persons situated in a similar executive capacity. The Employee shall also promote, by entertainment or otherwise, as and to the extent permitted by law, the business of the Bank. The Employee's other duties shall be such as the Board of Directors (the "Board") of the Bank may from time to time reasonably direct, including normal duties as an officer of the Bank.

     2. Base Compensation. The Bank agrees to pay the Employee during the term of this Agreement a salary at the rate of $100,000.00 per annum, payable in cash not less frequently than monthly, and shall be effective and calculated commencing January 1, 1996. The salary shall be reviewed annually by the Board of Directors of the Bank in February of each year commencing February of 1997 and any adjustment in the future on salary shall be effective on February 1st of each year.

     3. Bonuses. The Employee shall participate in any year end bonus granted to other employees by the Board. The Employee shall further participate in an equitable manner with all other senior management employees of the Bank in discretionary bonuses that the Board may award from time to time to the Bank's senior management employees. No other compensation provided for in this Agreement shall be deemed a substitute for the Employee's right to participate in such discretionary bonuses.

     4. (a) Participation in Retirement, Medical and Other Plans. During the term of this Agreement, the Employee shall be eligible to participate in the following benefit plans: group hospitalization, disability, health, dental, sick leave, retirement, pension, and/or other present or future qualified plans provided by the Bank, generally, which benefits, taken as a whole, must be at least as favorable as those in effect on the Effective Date, unless the continued operation of such plans would adversely affect the Bank's operating results or financial condition in a material way, the Bank's Board of Directors concludes that modifications to such plans are necessary to avoid such adverse effects and such modifications apply consistently to all employees of the Bank.

         (b) Employee Benefits; Expenses. The Employee shall be eligible to participate in any fringe benefits which are or may become available to the Bank's senior management employees, including, for example, any stock option or incentive compensation plans, and any other benefits which are commensurate with the responsibilities and functions to be performed by the Employee under this Agreement. The Employee shall be reimbursed for all reasonable out-of-pocket business expenses which he shall incur in connection with his services under this Agreement, upon substantiation of such expenses in accordance with the policies of the Bank.

         (c) The Bank shall provide and maintain an appropriate automobile at its expense for Employee's use.

     5. Term. The Bank hereby employs the Employee, and the Employee hereby accepts such employment under this Agreement, for the period commencing on January 1, 1996 and ending thirty six months thereafter (or such earlier date as is determined in accordance with Section 9). Additionally, on each annual anniversary date from the Effective Date, the Employee's term of employment shall be extended for an additional one-year period beyond the then effective expiration date, provided the Board determines in a duly adopted resolution that the performance of the Employee has met the Board's requirements and standards, and that this Agreement shall be extended. Only those members of the Board of Directors who have no personal interest in this Employment Agreement shall discuss and vote on the approval and subsequent review of this Agreement.

     6. Loyalty; Noncompetition.

         (a) During the period of his employment hereunder and except for illnesses, reasonable vacation periods, and reasonable leaves of absence, the Employee shall devote all his full business time, attention, skill, and efforts to the faithful performance of his duties hereunder; provided, however, from time to time, the Employee may serve on the Boards of Directors of, and hold any other offices or positions in, companies or organizations, which will not present any conflict of interest with the Bank or any of its subsidiaries or affiliates, or unfavorably affect the performance of Employee's duties pursuant to this Agreement, or will not violate any applicable statute or regulation. "Full business time" is hereby defined as that amount of time usually devoted to like companies by similarly situated executive officers. During the term of his employment under this Agreement, the Employee shall not engage in any business or activity contrary to the business affairs or interests of the Bank, or be gainfully employed in any other position or job other than as provided above.

         (b) Nothing contained in this Paragraph 6 shall be deemed to prevent or limit the Employee's right to invest in the capital stock or other securities of any business dissimilar from that of the Bank, or, solely as a passive or minority investor, in any business.

         (c) While Employee is employed by the Bank and for a period of three years after termination of Employee's employment by the Bank or by the Employee for reasons other than

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



those set forth in Section 9 (d) hereof, the Employee shall not directly or indirectly, engage in any bank or bank-related business which competes with the business of the Bank as conducted during Employee's employment by the Bank for any financial institution, including but not limited to banks, savings and loan associations, and credit unions within a thirty-five mile radius of Madison, Indiana.

     7. Standards. The Employee shall perform his duties under this Agreement in accordance with such reasonable standards as the Board may establish from time to time. The Bank will provide Employee with the working facilities and staff customary for similar executives and necessary for him to perform his duties.

     8. Vacation, Sick Leave and Disability. The Employee shall be entitled to ___________ days vacation annually and shall be entitled to the same sick leave and disability leave as other employees of the Bank.

         The Employee shall not receive any additional compensation from the Bank on account of his failure to take a vacation or sick leave, and the Employee shall not accumulate unused vacation or sick leave from one fiscal year to the next, except in either case to the extent authorized by the Board; provided, however, that unused sick leave shall be accumulated from one fiscal year to the next and awarded to the Employee until such time as the Employee begins receiving payments under the Bank's disability plan.

         In addition to the aforesaid paid vacations, the Employee shall be entitled, without loss of pay, to absent himself voluntarily from the performance of his employment with the Bank for such additional periods of time and for such valid and legitimate reasons as the Board may in its discretion determine. Further, the Board may grant to the Employee a leave or leaves of absence, with or without pay, at such time or times and upon such terms and conditions as such Board in its discretion may determine.

     9.  Termination  and  Termination  Pay.  Subject to Section 11 hereof,  the
Employee's   employment   hereunder  may  be  terminated   under  the  following
circumstances:

         (a) Death. The Employee's employment under this Agreement shall terminate upon his death during the term of this Agreement, in which event the Employee's estate shall be entitled to receive the compensation due the Employee through the last day of the calendar month in which his death occurred.

         (b)      Disability.

                  (1) The Bank may terminate the Employee's employment, should the Employee become disabled, in a manner consistent with the Bank's and the Employee's rights and obligations under the Americans With Disabilities Act or other applicable state and federal laws concerning disability. For the purpose of this Agreement, "Disability" means a physical or mental condition which substantially limits the employee's ability to perform the essential functions of his position, as established by this Agreement, and which results in the Employee becoming eligible for long-term disability benefits under the Bank's long-term disability plan.

                  (2) During any period that the Employee shall receive disability benefits and to the extent that the Employee shall be physically and mentally able to do so, he shall furnish such information, assistance and documents so as to assist in the continued ongoing business of the Bank and, if able, shall make himself available to the Bank to undertake reasonable assignments consistent with his prior position and his physical and mental health. The Bank shall pay all reasonable expenses incident to the performance of any assignment given to the Employee during the disability period.

         (c) Just Cause. The Board may, by written notice to the Employee, immediately terminate his employment at any time, for Just Cause. The Employee shall have no right to receive compensation or other benefits for any period after termination for Just Cause. Termination for "Just Cause" shall mean termination because of, in the good faith determination of the Board, the Employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of this Agreement. Notwithstanding the foregoing, in the event of termination for Just Cause there shall be delivered to the Employee a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board at a meeting of the Board called and held for that purpose (after reasonable notice to the Employee and an opportunity for the Employee, together with the Employee's counsel, to be heard before the Board), such meeting and the opportunity to be heard to be held prior to, or as soon as reasonably practicable following, termination, but in no event later than 60 days following such termination, finding that in the good faith opinion of the Board the Employee was guilty of conduct set forth above in the second sentence of this Subsection (c) and specifying the particulars thereof in detail. If, following such meeting, the Employee is reinstated, he shall be entitled to receive back pay for the period following termination and continuing through reinstatement.

         (d)      Without Just Cause; Constructive Discharge.

                  (1)  The  Board  may,  by  written  notice  to  the  Employee, immediately terminate his employment at any time for a reason other than Just Cause, in which event the Employee shall be entitled to receive the following compensation and benefits (unless such termination occurs within the time period set forth in Section 11(b) hereof, in which event the benefits and compensation provided for in
         Section 11 shall apply): (i) the salary provided pursuant to Section 2 hereof, up to the date of termination of the term as provided in
         Section 5 hereof (including any renewal term) of this Agreement (the "Expiration Date"), plus said salary for an additional 12-month period, and (ii) at the Employee's election, either (A) cash in an amount equal to the cost to the Employee of obtaining all health, life, disability and other benefits (excluding stock options) which the Employee would have been eligible to participate in through the Expiration Date, based upon the benefit levels substantially equal to those that the Bank provided for the Employee at the date of termination of employment, or
         (B) continued participation under such Bank benefit plans through the Expiration Date, but only to the extent the Employee continues to qualify for participation therein. All amounts payable to the Employee shall be paid, at the option of the Employee, either (I) in periodic payments through the Expiration Date, or (II) in one lump sum within ten (10) days of such termination.

                  (2) The Employee may voluntarily terminate his employment under this Agreement, and the Employee shall thereupon be entitled to receive the compensation and benefits payable under Section 9(d)(1) hereof, within ninety (90) days following the occurrence of any of the following events, which has not been consented to in advance by the Employee in writing (unless such voluntary termination occurs within the time period set forth in Section 11(b) hereof, in which event the benefits and compensation provided for in Section 11 shall apply): (i) the requirement that the Employee move his personal residence, or perform his principal executive functions, more than thirty (30) miles from his primary office; (ii) a material reduction in the Employee's base compensation, unless part of an institution-wide reduction; (iii) the failure by the Bank to continue to provide the Employee with compensation and benefits provided for under this Agreement, as the same may be increased from time to time, or with benefits substantially similar to those provided to him under any of the employee benefit plans in which the Employee now or hereafter becomes a participant, or the taking of any action by the Bank which would directly or indirectly reduce any of such benefits or deprive the Employee of any material fringe benefit enjoyed by him, unless part of an institution-wide reduction; (iv) the assignment to the Employee of duties and responsibilities materially different from those normally associated with his position as referenced in Section 1; (v) a failure to elect or re-elect the Employee to the Board of Directors of the Bank; or (vi) a material diminution or reduction in the Employee's responsibilities or authority (including reporting responsibilities) in connection with his employment with the Bank.

                  (3) Notwithstanding the foregoing, but only to the extent required under federal banking law, the amount payable under clause
         (d)(1)(i) hereof shall be reduced to the extent that on the date of the Employee's termination of employment, the present value of the benefits payable under clauses (d)(1)(i) and (ii) hereof exceeds any limitation on severance benefits that is imposed by the Office of the Comptroller of the Currency (the "OCC") on such benefits. In the event that Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), becomes applicable to payments made under this Section 9(d), and the payments exceed the "Maximum Amount" as defined in Section 11(a)(1) hereof, the payments shall be reduced as provided by Section 11(a)(2) of this Agreement.

         (e)      Termination or Suspension Under Federal Law.

                  (1) If the Employee is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under Sections 8(e)(4) or 8(g)(1) of the Federal Deposit Insurance Act ("FDIA") (12 U.S.C. 1818(e)(4) and (g)(1)), all obligations of the Bank under this Agreement shall terminate, as of the

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



         effective date of the order, but vested rights of the parties shall not be affected.

                  (2) If the Bank is in default (as defined in Section 3(x)(1) of FDIA), all obligations under this Agreement shall terminate as of the date of default; however, this Paragraph shall not affect the vested rights of the parties.

                  (3) All obligations under this Agreement shall terminate, except to the extent determined that continuation of this Agreement is necessary for the continued operation of the Bank; (i) by the OCC or its designee, at the time that the Federal Deposit Insurance Corporation ("FDIC") enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) of FDIA; or (ii) by the OCC, or its designee, at the time that the OCC or its designee approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by the OCC to be in an unsafe or unsound condition. Such action shall not affect any vested rights of the parties.

                  (4) If a notice served under Section 8(e)(3) or (g)(1) of the FDIA (12 U.S.C. 1818(e)(3) or (g)(1) suspends and/or temporarily prohibits the Employee from participating in the conduct of the Bank's affairs, the Bank's obligations under this Agreement shall be suspended as of the date of such service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may in its discretion (i) pay the Employee all or part of the compensation withheld while its contract obligations were suspended, and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

         (f) Voluntary Termination by Employee. Subject to Section 11 hereof, the Employee may voluntarily terminate employment with the Bank during the term of this Agreement, upon at least ninety (90) days' prior written notice to the Board of Directors, in which case the Employee shall receive only his compensation, vested rights and employee benefits up to the date of his termination (unless such termination occurs pursuant to Section 9(d)(2) hereof, in which event the benefits and compensation provided for in section 9(d) shall apply).

     10. No Mitigation. The Employee shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to the Employee in any subsequent employment.

     11. Change in Control.

         (a)      Change in Control; Involuntary Termination.

                  (1) Notwithstanding any provision herein to the contrary, if the Employee's employment under this Agreement is terminated by the Bank, without the Employee's prior written consent and for a reason other than Just Cause, in connection with or within twelve (12) months after any Change in Control of the Bank, the Employee shall, subject to paragraph (2) of this Section 11(a), be paid an amount equal to the difference between (i) the product of 2.99 times his "base amount" as defined in Section 280G(b)(3) of the Code and regulations promulgated thereunder (the "Maximum Amount"), and (ii) the sum

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



         of any other parachute payments (as defined under Section 280G(b)(2) of the Code) that the Employee receives on account of the Change in Control. Said sum shall be paid in one lump sum within ten (10) days of such termination. This paragraph would not apply to a termination of employment due to death, disability or voluntary termination by the Employee.

                  (2) In the event that the Employee and the Bank jointly determine and agree that the total parachute payments receivable under clauses (i) and (ii) of Section 11(a)(1) hereof exceed the Maximum Amount, notwithstanding the payment procedure set forth in Section 11(a)(1) hereof, the Employee shall determine which and how much, if any, of the parachute payments to which he is entitled shall be eliminated or reduced so that the total parachute payments to be received by the Employee do not exceed the Maximum Amount. If the Employee does not make his determination within ten business days after receiving a written request from the Bank, the Bank may make such determination, and shall notify the Employee promptly thereof. Within five business days of the earlier of the Bank's receipt of the Employee's determination pursuant to this paragraph or the Bank's determination in lieu of a determination by the Employee, the Bank shall pay to or distribute to or for the benefit of the Employee such amounts as are then due the Employee under this Agreement.

                  (3) As a result of uncertainty in application of Section 280G of the Code at the time of payment hereunder, it is possible that such payments will have been made by the Bank which should not have been made ("Overpayment") or that additional payments will not have been made by the Bank which should have been made ("Underpayment"), in each case, consistent with the calculations required to be made under
         Section 11(a)(1) hereof. In the event that the Employee, based upon the assertion by the Internal Revenue Service against the Employee of a deficiency which the Employee believes has a high probability of success, determines that an Overpayment has been made, any such Overpayment paid or distributed by the Bank to or for the benefit of Employee shall be treated for all purposes as a loan ab initio which the Employee shall repay to the Bank together with interest at the applicable federal rate provided for in Section 7872(f)(2)(B) of the Code; provided, however, that no such loan shall be deemed to have been made and no amount shall be payable by the Employee to the Bank if and to the extent such deemed loan and payment would not either reduce the amount on which the Employee is subject to tax under Section 1 and
         Section 4999 of the Code or generate a refund of such taxes. In the event that the Employee and the Bank determine, based upon controlling precedent or other substantial authority, that an Underpayment has occurred, any such Underpayment shall be promptly paid by the Bank to or for the benefit of the Employee together with interest at the applicable federal rate provided for in Section 7872(f)(2)(B) of the Code.

                  (4)   "Change in Control" shall be deemed to have occurred if:

                           (i) as a result of, or in connection with, any initial public offering, tender offer or exchange offer, merger or other business combination, sale of assets or contested election, any combination of the foregoing transactions, or any similar transaction, the persons who were non-employee directors of the Bank or a holding company controlling the Bank before such transaction cease to constitute a

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



                  majority of the Board of Directors of the Bank or such holding company or any successor thereto;

                           (ii) the Bank or a holding  company  controlling  the
                  Bank transfers substantially all of its assets to another corporation which is not a wholly owned subsidiary of the Bank or such holding company;

                           (iii) the Bank or a holding  company  controlling the
                  Bank sells substantially all of the assets of a subsidiary or affiliate which, at the time of such sale, is the principal employer of the Employee; or

                           (iv) the Bank or a holding  company  controlling  the
                  Bank is merged or consolidated with another corporation and, as a result of the merger or consolidation, less than fifty one percent (51%) of the outstanding voting securities of the surviving or resulting corporation is owned in the aggregate by the former stockholders of the Bank or of such holding company controlling the Bank.

         Notwithstanding the foregoing, but only to the extent required under federal banking law, the amount payable under Subsection(a) of this Section 11 shall be reduced to the extent that on the date of the Employee's termination of employment, the amount payable under Subsection(a) of this Section 11 exceeds any limitation on severance benefits that is imposed by the OCC.

         (b) Change in Control; Voluntary Termination. Notwithstanding any other provision of this Agreement to the contrary, but subject to Section 11(a)(2) hereof, the Employee may voluntarily terminate his employment under this Agreement within twelve (12) months following a Change in Control of the Bank, as defined in paragraph (a)(4) of this Section 11, and the Employee shall thereupon be entitled to receive the payment described in Section 11(a)(1) of this Agreement, within ninety (90) days following the occurrence of any of the following events, which has not been consented to in advance by the Employee in writing; (i) the requirement that the Employee perform his principal executive functions more than thirty (30) miles from his primary office as of the date of the Change in Control; (ii) a material reduction in the Employee's base compensation as in effect on the date of the Change in Control or as the same may be changed by mutual agreement from time to time, unless part of an institution-wide reduction; (iii) the failure by the Bank to continue to provide the Employee with compensation and benefits provided for under this Agreement, as the same may be increased from time to time, or with benefits substantially similar to those provided to him under any employee benefit in which the Employee is a participant at the time of the Change in Control, or the taking of any action which would materially reduce any of such benefits or deprive the Employee of any material fringe benefit enjoyed by him at the time of the Change in Control, unless part of an institution-wide reduction; (iv) the assignment to the Employee of duties and responsibilities materially different from those normally associated with his position as referenced at Section 1; (v) a failure to elect or re-elect the Employee to the Board of Directors of the Bank, if the Employee is serving on the Board on the date of the Change in Control; or (vi) a material diminution or reduction in the Employee's responsibilities or authority (including reporting responsibilities) in connection with his employment with the Bank; or (vii) a material reduction in the secretarial or other administrative support of the Employee.


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



         (c) Compliance with 12 U.S.C. Section 1828(k). Any payments made to the Employee pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C. Section 1828(k) and any regulations promulgated thereunder.

         (d) Trust. (1) Within five business days before or after a Change in Control as defined in Section 11(a) of this Agreement which was not approved in advance by a resolution of a majority of the Continuing Directors of the Bank, the Bank shall (i) deposit, or cause to be deposited, in a grantor trust (the "Trust"), designed to conform with Revenue Procedure 93-64 (or any successor) and having a trustee independent of the Bank, an amount equal to 2.99 times the Employee's "base amount" as defined in Section 280G(b)(3) of the Code, and (ii) provide the trustee of the Trust with a written direction to hold said amount and any investment return thereon in a segregated account for the benefit of the Employee, and to follow the procedures set forth in the next paragraph as to the payment of such amounts from the Trust.

         (2) During the twelve (12) consecutive month period following the date on which the Bank makes the deposit referred to in the preceding paragraph, the Employee may provide the trustee of the Trust with a written notice requesting that the trustee pay to the Employee an amount designated in the notice as being payable pursuant to Section 11(a) or (b). Within three business days after receiving said notice, the trustee of the Trust shall send a copy of the notice to the Bank via overnight and registered mail, return receipt requested. On the tenth (10th) business day after mailing said notice to the association, the trustee of the Trust shall pay the Employee the amount designated therein in immediately available funds, unless prior thereto the Bank provides the trustee with a written notice directing the trustee to withhold such payment. In the latter event, the trustee shall submit the dispute to non-appealable binding arbitration for a determination of the amount payable to the Employee pursuant to Section 11(a) or (b) hereof, and the party responsible for the payment of the costs of such arbitration (which may include any reasonable legal fees and expenses incurred by the Employee) shall be determined by the arbitrator. The trustee shall choose the arbitrator to settle the dispute, and such arbitrator shall be bound by the rules of the American Arbitration Association in making his or her determination. The parties and the trustee shall be bound by the results of the arbitration and, within 3 days of the determination by the arbitrator, the trustee shall pay from the Trust the amounts required to be paid to the Employee and/or the Bank, and in no event shall the trustee be liable to either party for making the payments as determined by the arbitrator.

         (3) Upon the earlier of (i) any payment from the Trust to the Employee, or (ii) the date twelve (12) months after the date on which the Bank makes the deposit referred to in the first paragraph of this subsection (d)(1), the trustee of the Trust shall pay to the Bank the entire balance remaining in the segregated account maintained for the benefit of the Employee. The Employee shall thereafter have no further interest in the Trust pursuant to this Agreement.

                  (e) In the event that any dispute arises between the Employee and the Bank as to the terms or interpretation of this Agreement, including this Section 11, whether instituted by formal legal proceedings or otherwise, including any action that the Employee takes to enforce the terms of this Section 11 or to defend against any action taken by the Bank, the Employee shall be reimbursed for all costs and expenses, including reasonable attorneys' fees, arising from such dispute, proceedings or actions, provided that the Employee shall obtain a final judgment by a court of competent jurisdiction in favor of the Employee. Such reimbursement shall be paid within ten (10) days of

         Employee's furnishing to the Bank written evidence, which may be in the form, among other things, of a canceled check or receipt, of any costs or expenses incurred by the Employee.

         Should the Employee fail to obtain a final judgment in favor of the Employee and a final judgment is entered in favor of the Bank, then the Bank shall be reimbursed for all costs and expenses, including reasonable Attorneys' fees arising from such dispute, proceedings or actions. Such reimbursement shall be paid within ten (10) days of the Bank furnishing to the Employee written evidence, which may be in the form, among other things, of a canceled check or receipt, of any costs or expenses incurred by the Bank.

     12. Employer will permit Employee or his personal representative(s) or heirs, during a period of three months following Employee's termination of employment by Employer for the reasons set forth in Subsections 9(d) or 11(a), if such termination follows a Change of Control, to require Employer, upon written request, to purchase all outstanding stock options previously granted to Employee under any stock option plan then in effect to the extent the options are vested at a cash purchase price equal to the amount by which the aggregate "fair market value" of the shares subject to such options exceeds the aggregate option price for such shares. For purposes of this Agreement, the term "fair market value" shall mean the higher of (1) the average of the highest asked prices for shares in the over-the-counter market as reported on the NASDAQ system or other exchange if the shares are traded on such system for the 30 business days preceding such termination, or (2) the average per share price actually paid for the most highly priced 1% of the shares acquired in connection with the Change of Control by any person or group acquiring such control.

     13. Federal Income Tax Withholding. The Bank may withhold all federal and state income or other taxes from any benefit payable under this Agreement as shall be required pursuant to any law or government regulation or ruling.

     14. Successors and Assigns.

                  (a) Bank. This Agreement shall not be assignable by the Bank, provided that this Agreement shall inure to the benefit of and be binding upon any corporate or other successor of the Bank which shall acquire, directly or indirectly, by merger, consolidation, purchase or otherwise, all or substantially all of the assets or stock of the Bank.

                  (b) Employee. Since the Bank is contracting for the unique and personal skills of the Employee, the Employee shall be precluded from assigning or delegating his right or duties hereunder without first obtaining the written consent of the Bank; provided, however, that nothing in this paragraph shall preclude (i) the Employee from designating a beneficiary to receive any benefit payable hereunder upon his death, or (ii) the executors, administrators, or other legal representatives of the Employee or his estate from assigning any rights hereunder to the person or persons entitled thereunto.

                  (c) Attachment. Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation or to exclusion, attachment, levy or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect.

     15. Amendments. No amendments or additions to this Agreement shall be binding unless made in writing and signed by all of the parties, except as herein otherwise specifically provided.

     16. Applicable Law. Except to the extent preempted by federal law, the laws of the State of Indiana shall govern this Agreement in all respects, whether as to its validity, construction, capacity, performance or otherwise.

     17. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

     18. Entire Agreement. This Agreement, together with any understanding or modifications thereof as agreed to in writing by the parties, shall constitute the entire agreement between the parties hereto and supersedes any other agreement between the parties hereto relating to the employment of the Employee.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first hereinabove written.

ATTEST:


------------------------------------        ------------------------------------
Secretary                                   Chairman of the Board


WITNESS:


------------------------------------        ------------------------------------
                                            Robert Hoban

         The undersigned, River Valley Bancorp, sole shareholder of Bank, agrees that if it shall be determined for any reason that any obligation on the part of Bank to continue to make any payments due under this Agreement to Employee is unenforceable for any reason, River Valley Bancorp agrees to honor the terms of this Agreement and continue to make any such payments due hereunder to Employee or to satisfy any such obligation pursuant to the terms of this Agreement, as though it were the Bank hereunder.

                                          RIVER VALLEY BANCORP



                                       By:
                                          --------------------------------------
                                          James E. Fritz, President and
                                          Chief Executive Officer



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